Exhibit 5.3

[on De Brauw headed notepaper]

Advocaten Notarissen Belastingadviseurs

Shell International Finance B.V. Carel van Bylandtlaan 30 2596 HR Den Haag
Tripolis Burgerweeshuispad 301 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 20 July 2005	F.M. Schlingmann advocaat
E Francine.schlingmann@debrauw.com
T +31 20 577 1564
Your ref.	F +31 20 577 1625
Our ref. \229\20270830\I005-1121.doc \F.

Re.	Shelf registration under the United States Securities Act of 1933, as amended, of senior and subordinated guaranteed debt securities

Dear Sirs,

1	Introduction

I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Shell International Finance B.V., with corporate seat in The Hague, (the “Company”) in connection with a shelf registration (the “Registration”) by the Company and its parent company Royal Dutch Shell Plc (the “Parent Company”) with the US Securities and Exchange Commission (“SEC”) of (i) senior debt securities (the “Senior Debt Securities”) and (ii) subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Dutch Debt Securities”) which may be issued by the Company and which will be fully and unconditionally guaranteed by the Parent Company and (iii) senior and subordinated debt securities, warrants, class A ordinary shares and class B ordinary shares which may be issued by the Parent Company.

De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw
Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the
District Court in The Hague and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

2	Dutch Law

This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	The form of indenture for senior debt securities filed as exhibit 4.3 to the Registration Statement between the Company, the Parent Company and Deutsche Bank Trust Company Americas as trustee (the “Senior Indenture”).

3.2	The form of indenture for subordinated debt securities filed as exhibit 4.4 to the Registration Statement between the Company, the Parent Company and Deutsche Bank Trust Company Americas as trustee (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

3.3	The form of global security for the Senior Debt Securities of the Company filed as exhibit 4.7 with the Registration Statement.

3.4	The form of global security for the Subordinated Debt Securities of the Company filed as exhibit 4.8 with the Registration Statement.

3.5	The registration statement, including a prospectus, filed on 20 July 2005 (the “Registration Statement”) on Form F-3 relating to the Registration, including the terms and conditions (the “Terms and Conditions”) of the Dutch Debt Securities (excluding the documents incorporated in it by reference and any exhibits to it).

3.6	A notarial copy of the Company’s deed of incorporation and its articles of association as most recently amended on 6 June 2005 according to the trade register extract referred to in paragraph 3.7, both as filed with the chamber of commerce and industry for Haaglanden (the “Chamber of Commerce”).

3.7	A trade register extract regarding the Company provided by the Chamber of Commerce and dated 15 July 2005.

3.8	A photocopy of a written resolution dated 31 May 2005 of the Company’s managing board (directie).

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In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.9	Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.10	Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the The Hague district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3	Any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4	The Registration Statement has been filed with the SEC and the Indentures have been filed or will have been entered into, and the Dutch Debt Securities will have been issued, in the form referred to in paragraph 3 and the terms and conditions governing the Dutch Debt Securities conform to the Terms and Conditions in all material respects.

4.5	The Indentures are within the capacity and powers of, and have been or will have been validly authorised and entered into by, each party other than the Company and the Dutch Debt Securities have been or will have been validly authenticated in accordance with the Indentures.

4.6	The Indentures have been or will have been signed on behalf of the Company by two of its managing directors or a person validly authorised to do so and the Dutch Debt Securities will have been signed on behalf of the Company by two of its managing directors.

4.7	No Dutch Debt Securities will be issued beyond the maximum amount set out

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in the Registration Statement of USD 10,000,000,000.

4.8	There are no dealings between the parties which affect the Indentures or the Dutch Debt Securities.

4.9	The Dutch Debt Securities have been, are and will be offered and such offers have been, are and will be announced, only in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

4.10	None of the Dutch Debt Securities qualify as game or wager (spel en weddenschap) within the meaning of Section 7A:1811 Civil Code, “CC”) and no issue of Dutch Debt Securities falls within the scope of the Games and Chance Act (Wet op de kansspelen).

4.11	The Dutch Issuer complies with Chapter 2 of the 1992 Banking Act Exemption Regulation (Vrijstellingsregeling Wtk 1992) and therefore does not require a banking licence pursuant to Section 6 of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992).

4.12	The Indentures and each transaction entered into pursuant to them have been entered into on an arm’s length basis.

5	Opinion

Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Company has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2	The Company has the corporate power to enter into and perform the obligations under the Indentures and to issue and perform the Dutch Debt Securities.

5.3	The Company has taken all necessary corporate action to authorise its entry into and performance of the Indentures.

5.4	The choice of New York law as the governing law of the Indentures and the Dutch Debt Securities is recognised under Dutch law by the Dutch courts (provided that the choice of New York law as the governing law of the Indentures and the Dutch Debt Securities is recognised under New York law

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as valid and binding), and accordingly under Dutch law (i) New York law determines the validity and binding effect of the Indentures and the Dutch Debt Securities and (ii) the Dutch courts are legally bound to apply New York law to the Indentures and the Dutch Debt Securities and to determine the validity and binding nature of the Indentures and the Dutch Debt Securities by so applying New York law.

5.5	The entry into and performance of the Indentures, and the issue and performance of the Dutch Debt Securities by the Company do not violate Dutch law or the articles of association of the Company.

5.6	The statements in the Registration Statement under the heading “Taxation — Dutch taxation” and “Enforceability of Certain Civil Liabilities”, to the extent that they are statements as to Dutch law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2	With respect to opinion paragraph 5.4 only: under Dutch law, notwithstanding the recognition of New York law as the governing law of the Indentures and the Dutch Debt Securities:

•	effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indentures and those Dutch Debt Securities;

•	Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indentures and those Dutch Debt Securities;

•	the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

•	regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	The enforcement in a Dutch court of the Indentures and the Dutch Debt Securities and of foreign judgments is subject to Dutch rules of civil procedure.

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6.4	To the extent that Dutch law applies, a provision to the effect that the holder of a Dutch Debt Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.5	To the extent that Dutch law applies, title to a Dutch Debt Security may not pass if (i) the Dutch Debt Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Debt Security or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

6.6	To the extent that Dutch law applies, Section 11.02 of the Subordinated Indenture may not be enforceable under all circumstances.

6.7	To the extent that Dutch law applies, the provisions in the Indentures to the effect that in any proceedings brought by the Trustee (and also proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of the Indentures to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders (as defined therein) of the Dutch Debt Securities to which such proceedings relate, and that it shall not be necessary to make any Holders of such Dutch Debt Securities parties to any such proceedings, may not be enforceable.

6.8	To the extent that Dutch law applies, the provisions in the Indentures to the effect that no Holder (as defined therein) of any Dutch Debt Security of any series shall have the right by virtue or by availing of any provision of the Indentures to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indentures, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indentures, unless such Holder previously shall have given to the

Trustee written notice as further provided in the Indentures, may not be enforceable under all circumstances.

6.9	No opinion is expressed on the validity of any lien as security of the Dutch Debt Securities of one or more series of any property or assets as contemplated by Section 7.07 of the Indentures for whatever purpose contemplated by the said section of the Indentures.

6.10	Although Section 3:277 CC provides that a creditor and a debtor can agree that the creditor’s claim against the debtor will be subordinated to one or more other claims of the debtor, I do not express any opinion as to the effect of the subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities.

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6.11	I do not express any opinion as to Section 11.05 of the Subordinated Indenture.

6.12	To the extent that the Indentures or the Dutch Debt Securities constitute general conditions within the meaning of Section 6:231 CC, a holder of a Dutch Debt Security may nullify (vernietigen) a provision of them if (i) the Company has not offered the holder a reasonable opportunity to examine them or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Debt Security is a natural person not acting in the conduct of a profession or trade. The provisions in clauses 5.02 and 5.03 of the Indentures might fall within the scope of Section 6:236 CC.

6.13	If a Dutch Debt Security has been signed on behalf of the Company (manually or in facsimile) by a person who is at the signing date, but ceases to be before the date of the Dutch Debt Security and its authentication and issue, a duly authorised representative of the Company, enforcement of the Dutch Debt Security in a Dutch court may require that the holder of the Dutch Debt Security submit a copy of the Indenture under which the Dutch Debt Security has been issued.

6.14	To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.15	In proceedings in a Dutch court for the enforcement of the Indentures or the Dutch Debt Securities, the court may mitigate amounts due in respect of litigation and collection costs.

6.16	Under Dutch law any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.17	The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited

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exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.18	The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

6.19	Except for paragraph 5.6, I do not express any opinion as to taxation matters.

7	Reliance

This opinion is solely for the purpose of the registration of the Dutch Debt Securities with the SEC pursuant to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the SEC, and to the reference to De Brauw Blackstone Westbroek N.V. under the headings “Enforceability of Certain Civil Liabilities”, “Taxation — Dutch Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the US Securities Act, or the rules or regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ F.M. Schlingmann

F.M. Schlingmann
on behalf of De Brauw Blackstone Westbroek N.V.

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